Exhibit 99.1

March 3, 2021

Dear Partner:

We are very sensitive to the concerns of our partners in Energy 11, L.P. (the “Partnership”, “Energy 11”, we”, “our” or “us”).

We believe one major concern is “the partners were expecting a 7% distribution on their investment, which was suspended in March. What can they expect?”

Short answer: As a result of the rapidly improving energy sector, we anticipate that once we refinance out debt, we will be able to resume distributions.

Secondly, “as a partner, your year-end statement indicated that the value of the shares had sharply declined. Is the program failing?”

Short answer: The number that appeared on the statement from David Lerner Associates, Inc. is not supposed to serve as an indication of market value. As a result of the sharp decline in the energy sector during the pandemic, the estimated value was still depressed at year-end 2020, when that number was calculated. We believe that if that estimate were done now it would be significantly higher.

A third issue, “what about the future of Energy 11?”

Short answer: While nothing can be assured, we are optimistic that Energy 11 eventually will be sold successfully!

2020 was a challenging year for every business. Non-operated oil and gas was no exception and may have been hit as hard as any industry. Coming into 2020, Energy 11 elected to participate in 43 wells that were going to be drilled by Whiting, our operator. When prices dropped significantly at the end of the first quarter, we made the difficult decision to suspend the dividend payments to the Limited Partners.

The second quarter of 2020 saw record price drops. Whiting filed for bankruptcy and suspended drilling on approximately 21 of the aforementioned 43 wells. In addition, Energy 11 owed approximately $20 million to Whiting for previously drilled wells. At the same time our bank syndicate notified us they would not honor their funding commitments.

In the third quarter Whiting emerged from bankruptcy. Two of the members of the General Partner provided a $15 million term loan to Energy 11 to cover the credit shortfall. Prices rose above the all-time lows, but barely provided positive cash flow.

The fourth quarter started to see a recovery in prices, ending the year in the mid $40s. We were able to start paying back the $15 million debt, and that debt was fully paid in the first quarter of 2021. We still owe the bank syndicate $40 million, a modest amount in the industry relative to our reserves, which is scheduled to come due July 31, 2021. We are currently in the process of trying to refinance this loan with a goal of repaying it in full as soon as possible. However, we can give no assurances as to whether the refinancing will be available on terms acceptable to us. Energy 11 receives cash from Whiting a little over a month after it has been earned. So, we do not have actual results from the first quarter of 2021. We are optimistic that results will continue to improve if oil pricing can sustain at current levels.

We are aware of the importance of resuming your monthly distributions and intend to do so as soon as possible. As discussed above, we are optimistic that our financial performance has continued to improve due to the rising price of oil. As a limited partner you are entitled to a 7% preferred return, as described in the prospectus. Accordingly, while the distributions have been suspended, we have been accumulating and will continue to accumulate the amount of the Limited Partners’ unpaid distributions. All accumulated unpaid distributions to Limited Partners are required to be paid before payout occurs, as defined in the prospectus.

In the coming weeks you should receive a copy of our Form 10-K with 2020 results. By the end of March, you will have received your K-1 tax form. While it has been a tough year, we are optimistic that we can achieve Energy 11’s long term goals.

If you have questions regarding the status of your investment, please contact your Investment Counselor at David Lerner Associates, Inc. We also encourage you to review all of the Partnership’s filings with the Securities and Exchange Commission (“SEC”), which are available online at www.energyeleven.com or www.sec.gov.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Energy 11 GP, LLC

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Partnership to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such additional factors include, but are not limited to, the ability of the Partnership to implement its operating strategy; the ability of the Partnership to manage planned growth; the ability of the Partnership to provide liquidity opportunities for its limited partners; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the energy and capital markets; financing risks; litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Partnership’s business. Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Partnership’s forward-looking statements is the potential increased adverse effect of COVID-19 on the Partnership’s business, financial performance and condition, operating results and cash flows, the oil and gas industry, and the global economy and financial markets. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Partnership will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Although the Partnership believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this letter will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Partnership or any other person that the results or conditions described in such statements or the objectives and plans of the Partnership will be achieved. Readers should carefully review the Partnership’s financial statements and the notes thereto, as well as the risk factors described in the Partnership’s filings with the SEC, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Partnership with the SEC on March 10, 2020 and the section entitled “Item 1A. Risk Factors” in the Quarterly Report on Form 10-Q filed by the Partnership with the SEC on November 5, 2020. Moreover, limited partners are cautioned to interpret many of the risks identified in the Partnership’s Annual Report on Form 10-K filed on March 10, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Any forward-looking statement that the Partnership makes speaks only as of the date of this letter, and the Partnership undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.